EXHIBIT 4.1
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                   CONSULTING AGREEMENT
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This Agreement is made as of this October 25, 2000, by and
between Pangea Petroleum Corporation ("the Company") a corporation duly organized and existing under the laws of Colorado, with offices at 6776 Southwest Freeway, Suite 620, Houston, Texas 77074 and Billy D. King, Jr. ("the Attorney") with office at 3320 FM 359, Richmond, Texas 77469.
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WHEREAS, the Company is a reporting company under the 1934
Exchange Act and has certain legal business to conduct.
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WHEREAS, the Attorney shall provide general legal services
for the Company.
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WHEREAS, the Company wishes to retain the services of the
Attorney on the following terms and conditions:
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1.     The Company hereby retains the services of the
Attorney for various legal projects (excluding projects regarding capital raising or making a market in the
Company's stock).  In exchange for the Attorney's Services
(as that term is defined herein), the Attorney shall receive 50,000 shares of the Company's common stock, which shares shall be registered in an S-8 registration statement to be
filed by the Company.
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2.     The Attorney shall, employing his best efforts,
assist the Company by providing legal services as requested
by the Company including, bu tnot limited to, work on
several proposed mergers by the Company.
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3.     The Attorney shall be an independent contractor and
shall have no right or authority to assume or create any obligations or responsibility, express or implied, on behalf of or in the name of the Company, unless specifically authorized in writing by the Company. No provision of this
Agreement shall be construed to preclude the Attorney from pursuing other projects.
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4.     The Attorney (including any person or entity acting
for or on behalf of the Attorney) shall not be liable for
any mistakes of fact or errors of judgment for losses
sustained by the Company or any subsidiary or for any acts
or omissions of any kind, unless caused by the negligence or intentional misconduct of the Attorney or any person or entity acting for or on behalf of the Attorney.
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5.     The Company and its present and future subsidiaries
jointly and severally, agree to indemnify and hold harmless
the Attorney against any loss, claim, damage or liability whatsoever, (including reasonable attorneys' fees and expenses), to which such Indemnified Party may become
subject as a result of performing any act (or omitting to perform any act) contemplated to be performed by the
Attorney pursuant to this Agreement if such act or omission
did not violate the provisions of Section 4 of this
Agreement.  So long as the Company has not provided counsel
to the Indemnified Party in accordance with the terms of
this Agreement, the Company and its subsidiaries agree to reimburse the defense of any action or investigation
(including reasonable attorney's fees and expenses), subject to any understanding from such Indemnified Party to repay
the Company or its subsidiaries if it is ultimately
determined that such Indemnified Party is not entitled to
such indemnity.  In case any action, suit or proceeding
shall be brought or threatened, in writing, against any Indemnified Party, it shall notify the Company within twenty
(20) days after the Indemnified Party receives notice of
such action, suit or such threat.  The Company shall have
the right to appoint the Company's counsel to defend such action, suit or proceeding, provided that such Indemnified
Party consents to such representation by such counsel, which consent shall not be unreasonably withheld. In the event any counsel appointed by the Company shall not be acceptable to such Indemnified Party, then the Company shall have the
right to appoint alternative counsel for such Indemnified
Party reasonably acceptable to such Indemnified Party, until such time as acceptable counsel can be appointed. In any event, the Company shall, at its sole cost and expense, be entitled to appoint counsel to appear and participate as co-counsel in the defense thereof. The Indemnified Party, or its co-counsel, shall promptly supply the Company's
counsel with copies of all documents, pleadings and notices which are filed, served or submitted in any of the aforementioned. No indemnified Party shall enter into any settlement without the prior written consent of the Company, which consent shall not be unreasonable withheld.
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6.     This Agreement shall be binding upon the Company and
the Attorney and their successors and assigns.
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7.     If any provision or provisions of this Agreement
shall be held to be invalid, illegal or unenforceable for
any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held, invalid illegal or unenforceable.
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8.     No supplement, modification or amendment of this
Agreement shall be binding unless executed in writing by
both parties hereto.  No waiver of any other provisions
hereof (whether or no similar) shall be binding unless
executed in writing by both parties hereto nor shall such
waiver constitute a continuing waiver.
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9.     This Agreement may be executed in one or more
counterparts, each of which shall for all purposes be deemed to be an original but all of which shall constitute one and
the same Agreement.
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10.     The Parties agree that should any dispute arise in
the administration of this Agreement, that the agreement
shall be governed and construed by the Laws of the State of
Texas.
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11.     This Agreement contains the entire agreement between
the Parties with respect to the consulting services to be provided to the Company by the Attorney and supersedes any and all prior understandings, agreement or correspondence
between the Parties.
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IN WITNESS WHEREOF, the Company and the Attorney have caused this Agreement to be signed by duly authorized
representatives as of the day and year first above written.
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PANGEA PETROLEUM CORPORATION
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BY: /s/ CHARLES B. POLLOCK
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        CHARLES B. POLLOCK
        CHAIRMAN AND CEO
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/s/ BILLY D. KING, JR.
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    BILLY D. KING, JR.
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